1 Columbus McKinnon Corporation Clawback Policy As adopted by the Board on July 23, 2023 1. Purpose. The purpose of this Policy is to describe the circumstances in which Covered Persons will be required to repay or return Erroneously Awarded Compensation and Other Compensation to the Company. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC or Nasdaq. 2. Administration. This Policy shall be administered by the Committee. The Board has authorized the Committee to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Committee shall be final and binding on all affected individuals. 3. Definitions. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below. (a) “Accounting Restatement” shall mean an accounting restatement (i) due to the material noncompliance of CMCO with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements (a “Big R” restatement) or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period (a “little r” restatement). (b) “Board” shall mean the Board of Directors of CMCO. (c) “Clawback Eligible Incentive Compensation” shall mean, in connection with an Accounting Restatement and with respect to (1) each individual who served as an Executive Officer at any time during the applicable performance period for any Incentive-based Compensation (whether or not such Executive Officer is serving in such position with the Company at the time the Erroneously Awarded Compensation is required to be repaid to the Company) and (2) with respect to any Covered Person who is not an Executive Officer, if such Covered Person was designated as a Covered Person at any time prior to or during the applicable performance period for any Incentive-based Compensation, all Incentive-based Compensation Received by such Covered Person (i) on or after the Effective Date, (ii) after beginning service as an Executive Officer or, for any Covered Person who is not an Executive Officer, after designation as a Covered Person, (iii) while CMCO has a class of securities listed on a national securities exchange or a national securities association and (iv) during the applicable Clawback Period. (d) “Clawback Period” shall mean, with respect to any Accounting Restatement, the three completed fiscal years of CMCO immediately preceding the Restatement Date and any transition period (that results from a change in CMCO’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.

2 (e) “CMCO” shall mean Columbus McKinnon Corporation, a New York corporation. (f) “Committee” shall mean the Compensation and Succession Committee of the Board. (g) “Company” shall mean CMCO, together with each of its direct and indirect subsidiaries. (h) “Covered Person” shall mean each Executive Officer and any individual receiving Incentive-based Compensation or Other Compensation that the Committee designates as subject to this Policy. (i) “Covered Plan” shall mean any plan or program providing for incentive compensation, equity compensation or performance-based compensation. (j) “Detrimental Conduct” shall mean any of (i) an Accounting Restatement, (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant between the Company and a Covered Person or (iii) a Covered Person engaging in willful fraud that causes harm to the Company. (k) “Effective Date” shall mean July 23, 2023. (l) “Erroneously Awarded Compensation” shall mean, with respect to each Covered Person in connection with any Accounting Restatement, the amount of Clawback Eligible Incentive Compensation that exceeds the amount of Incentive-based Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. (n) “Executive Officer” shall mean each individual who is or was designated as an “officer” of CMCO in accordance with 17 C.F.R. 240.16a-1(f). Identification of an executive officer for purposes of this Policy would include, at a minimum, executive officers identified pursuant to 17 C.F.R. 229.401(b). (o) “Financial Reporting Measures” shall mean measures that are determined and presented in accordance with the accounting principles used in preparing CMCO’s financial statements and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall, for purposes of this Policy, be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented in CMCO’s financial statements or included in a filing with the SEC. (p) “Incentive-based Compensation” shall mean any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. (q) “Nasdaq” shall mean The Nasdaq Stock Market LLC.

3 (r) “Other Compensation” shall mean any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) under any Covered Plan. (s) “Policy” shall mean this Clawback Policy, as the same may be amended and/or restated from time to time. (t) “Received” shall, with respect to any Incentive-based Compensation, mean actual or deemed receipt, and Incentive-based Compensation shall be deemed received in CMCO’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if payment or grant of the Incentive-based Compensation occurs after the end of that period. (u) “Restatement Date” shall mean the earlier to occur of (i) the date the Board, a committee of the Board or the officers of CMCO authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that CMCO is required to prepare an Accounting Restatement or (ii) the date a court, regulator or other legally authorized body directs CMCO to prepare an Accounting Restatement. (v) “SEC” shall mean the U.S. Securities and Exchange Commission. 4. Repayment of Erroneously Awarded Compensation. (a) In the event of an Accounting Restatement, the Committee shall reasonably promptly (and in all events within ninety (90) days after the Restatement Date) determine the amount of any Erroneously Awarded Compensation for each Covered Person in connection with such Accounting Restatement and shall promptly thereafter provide each Covered Person with a written notice containing the amount of Erroneously Awarded Compensation and a demand for repayment or return, as applicable. For Incentive-based Compensation based on (or derived from) stock price or total shareholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-based Compensation was Received (in which case, CMCO shall maintain documentation of such determination of that reasonable estimate and provide such documentation to Nasdaq). (b) The Committee shall have broad discretion to determine the appropriate means of recovery of Erroneously Awarded Compensation based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery. To the extent that the Committee determines that any method of recovery (other than repayment by the Covered Person in a lump sum in cash or property) is appropriate, CMCO may offer to enter into a repayment agreement (in a form reasonable acceptable to the Committee) with the Covered Person. For the avoidance of doubt, except as set forth in Section 4(d) below, in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of an Executive Officer’s obligations hereunder. Furthermore, notwithstanding Section 4(a) above, with respect to each Covered Person who is not an Executive Officer, the

4 Committee has sole and absolute discretion not to take action to require repayment or return of any Erroneously Awarded Compensation from such Covered Person. (c) To the extent that a Covered Person fails to repay all Erroneously Awarded Compensation to the Company when due (as determined in accordance with Section 4(b) above), CMCO may, or may cause any subsidiary of CMCO to, take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from the applicable Covered Person. The applicable Covered Person may be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Erroneously Awarded Compensation in accordance with the immediately preceding sentence. (d) Notwithstanding anything herein to the contrary, CMCO shall not be required to take the actions contemplated by Section 4 above to recover Erroneously Awarded Compensation if the following conditions are met and the Committee determines that recovery would be impracticable: (i) The direct expenses paid to a third party to assist in enforcing the Policy against a Covered Person would exceed the amount to be recovered, after CMCO has made a reasonable attempt to recover the applicable Erroneously Awarded Compensation, documented such attempts and provided such documentation to Nasdaq; (ii) Recovery would violate home country law where that law was adopted prior to November 28, 2022, provided that, before determining that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, CMCO has obtained an opinion of home country counsel, acceptable to Nasdaq, that recovery would result in such a violation and a copy of the opinion is provided to Nasdaq; or (iii) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 5. Repayment of Other Compensation. The Committee shall have the right, to be exercised in its sole discretion, to require the reimbursement or repayment of (a) the entire amount of any Other Compensation (other than the amount of any Erroneously Awarded Compensation that is recovered or repaid under Section 4 above) payable, realized or received from any Covered Person whose fraud or other intentional misconduct, in the Committee’s judgment, alone or with others, caused an Accounting Restatement and (b) any Other Compensation (other than the amount of any Erroneously Awarded Compensation that is recovered or repaid under Section 4 above) payable, realized or received by a Covered Person under a Covered Plan if the Committee determines that such Covered Person engaged in Detrimental Conduct, even in the absence of an Accounting Restatement. For the avoidance of doubt, if one and the same set of facts, events or circumstances qualifies any compensation actually or deemed payable, realized or received by a Covered Person for reimbursement or repayment to the Company under both Section 4 and Section 5 of this Policy, the Company shall not be entitled to aggregate recoveries under such Sections of the Policy in excess of the aggregate amount of compensation actually or deemed payable, realized or received by such Covered Person.

5 6. Reporting and Disclosure. CMCO shall file all disclosures with respect to this Policy in accordance with any requirement of either the federal securities laws, including the disclosure required by the applicable SEC filings, or the rules of any national securities exchange or national securities association on which CMCO’s securities are listed. 7. Effective Date. This Policy shall be effective as of the Effective Date. 8. No Indemnification. Neither CMCO nor any subsidiary of CMCO shall be permitted to indemnify any Executive Officer against (i) the loss of any Erroneously Awarded Compensation that is repaid, returned or recovered pursuant to the terms of this Policy or (ii) any claims relating to the Company’s enforcement of its rights under this Policy. Further, neither CMCO nor any subsidiary of CMCO shall enter into any agreement with any Executive Officer that exempts any Incentive-based Compensation from the application of this Policy or that waives the Company’s right to recovery of any Erroneously Awarded Compensation and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date). 9. Other Recoupment Rights; No Additional Payments. The Committee intends that this Policy will be applied to the fullest extent of applicable law. The Committee may require that any employment agreement, equity award agreement or any other agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, (i) require a Covered Person to agree to abide by the terms of this Policy and (ii) require a Covered Person to certify, on a form acceptable to the Company, that he or she is not and has not previously been engaged in any Detrimental Conduct. Any right of recoupment under this Policy is in addition to, and neither in lieu of nor with prejudice to, any other remedies or rights of recoupment that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any similar policy in any employment agreement, equity award agreement or similar agreement and any other legal remedies available to the Company. 10. Amendment; Termination. The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary, including as and when it determines that it is legally required by any federal securities laws, SEC rule or the rules of any national securities exchange or national securities association on which CMCO’s securities are listed, including Nasdaq. The Board may terminate this Policy at any time. Notwithstanding anything in this Section 10 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by CMCO contemporaneously with such amendment or termination) cause CMCO to violate any federal securities laws, SEC rule or the rules of any national securities exchange or national securities association on which CMCO’s securities are listed. 11. Severability. If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. 12. Successors. This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators or other legal representatives. 031425.00001 Business 24003594v4